Exhibit 99.1

January 30, 2020

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro (212) 271-3447

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS RECORD FOURTH QUARTER AND FULL-YEAR RESULTS

•	24th consecutive year of record net revenues of $3.3 billion, an increase of 10.3% compared with 2018.
•	Quarterly record net revenues of $944.3 million, an increase of 14.9% over our previous record quarter.
•	Record quarterly net income available to common shareholders of $125.8 million, or $1.62 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $146.6 million, or $1.88 per diluted common share.
•	Record client assets of $329.5 billion, increased 22.1% compared with the year-ago quarter.
•	Quarterly GAAP return on tangible common equity of 26.3%.
•	Quarterly non-GAAP return on tangible common equity of 30.6%.
•	Increasing quarterly dividend by 13% to $0.17 per common share starting in first quarter of 2020.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $125.8 million, or $1.62 per diluted common share on record net revenues of $944.3 million for the three months ended December 31, 2019, compared with net income available to common shareholders of $111.7 million, or $1.38 per diluted common share, on net revenues of $793.4 million for the fourth quarter of 2018.

For the three months ended December 31, 2019, the Company reported non-GAAP net income available to common shareholders of $146.6 million, or $1.88 per diluted common share. The Company’s reported GAAP net income for the three months ended December 31, 2019 was primarily impacted by merger-related expenses. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“2019 was a remarkable year for Stifel as we achieved our 24th consecutive year of record net revenues. We continued to execute on our long-term strategy of combining organic growth with accretive acquisitions. As evidenced by our record non-GAAP earnings per share of $6.10, non-GAAP return on tangible equity of nearly 25%, and the return of more than $300 million to common shareholders through repurchases and dividends, we have been able to grow our business and enhance shareholder value,” stated Ronald J. Kruszewski, Chairman and Chief Executive Officer of Stifel.

Mr. Kruszewski continued, “As I look to 2020, I am optimistic about our success. The market environment remains strong and we enter the year with record client assets, robust recruiting and investment banking pipelines, and incremental revenue from the six acquisitions we closed in 2019. In short, Stifel remains well positioned to capitalize on current market trends as the diversity of our business model enables us to generate strong results in various operating environments.”

Fourth Quarter Review

Quarterly Highlights

•	Record net revenues of $944.3 million, increased 19.0% with the year-ago quarter, and increased 14.9% sequentially.
•	Record net revenues in Global Wealth Management and Institutional Group segments.
•	Record net income available to common shareholders of $125.8 million, or $1.62 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $146.6 million, or $1.88 per diluted common share.
•	Bank net interest margin of 3.19% increased 5 basis points sequentially.
•	Repurchased approximately 0.6 million shares of the Company’s common stock at an average price of $54.15 per share.
•	Completed the acquisitions of MainFirst and the Capital Markets business of GMP Capital Inc.

Financial Highlights (Unaudited)	Three Months Ended
($ in 000s, except per share data)	GAAP 12/31/19	GAAP 12/31/18	% Change	GAAP 9/30/19	% Change	Non-GAAP (1) 12/31/19	Non-GAAP (1) 12/31/18	% Change
Net revenues	$944,251	$793,449	19.0	$821,572	14.9	$944,425	$793,449	19.0
Net income applicable to Stifel Financial Corp.	$130,690	$114,062	14.6	$109,414	19.4	$151,442	$129,134	17.3
Preferred dividends	4,843	2,344	106.6	4,844	n/m	4,843	2,344	106.6
Net income available to common shareholders	$125,847	$111,718	12.6	$104,570	20.3	$146,599	$126,790	15.6
Earnings per diluted common share	$1.68	$1.41	19.1	$1.40	20.0	$1.95	$1.60	21.9
Earnings per diluted common share available to common shareholders	$1.62	$1.38	17.4	$1.34	20.9	$1.88	$1.57	19.7
Compensation ratio	60.0%	56.5%		59.2%		58.3%	56.0%
Non-compensation ratio	22.8%	23.8%		22.5%		21.2%	22.1%
Pre-tax operating margin (2)	17.2%	19.7%		18.3%		20.5%	21.9%

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $289.6 million, a 16.5% increase compared with the fourth quarter of 2018 and a 10.6% increase compared with the third quarter of 2019.

	Three Months Ended
($ in 000s)	12/31/19	12/31/18	% Change	9/30/19	% Change
Global Wealth Management	$174,000	$157,331	10.6	$160,117	8.7
Institutional brokerage:
Equity capital markets	45,989	48,705	(5.6)	41,037	12.1
Fixed income capital markets	69,563	42,463	63.8	60,613	14.8
Total institutional brokerage	115,552	91,168	26.7	101,650	13.7
Total brokerage revenues	$289,552	$248,499	16.5	$261,767	10.6
•	Global Wealth Management brokerage revenues were $174.0 million, a 10.6% increase compared with the fourth quarter of 2018 and an 8.7% increase compared with the third quarter of 2019.
•	Institutional equity brokerage revenues were $46.0 million, a 5.6% decrease compared with the fourth quarter of 2018 and a 12.1% increase compared with the third quarter of 2019.
•	Institutional fixed income brokerage revenues were $69.6 million, a 63.8% increase compared with the fourth quarter of 2018 and a 14.8% increase compared with the third quarter of 2019.

Investment Banking Revenues

Investment banking revenues were a record $277.2 million, a 37.7% increase compared with the fourth quarter of 2018 and a 39.4% increase compared with the third quarter of 2019.

	Three Months Ended
($ in 000s)	12/31/19	12/31/18	% Change	9/30/19	% Change
Capital raising:
Global Wealth Management	$9,278	$7,915	17.2	$9,855	(5.9)

Equity capital markets	64,384	51,839	24.2	53,006	21.5
Fixed income capital markets	48,181	30,390	58.5	31,082	55.0
Institutional Group	112,565	82,229	36.9	84,088	33.9
Total capital raising	121,843	90,144	35.2	93,943	29.7
Advisory fees	155,331	111,089	39.8	104,847	48.2
Total investment banking	$277,174	$201,233	37.7	$198,790	39.4
•	Global Wealth Management capital raising revenues were $9.3 million, a 17.2% increase compared with the fourth quarter of 2018 and a 5.9% decrease compared with the third quarter of 2019.
•	Institutional equity capital raising revenues were $64.4 million, a 24.2% increase compared with the fourth quarter of 2018 and a 21.5% increase compared with the third quarter of 2019.
•	Institutional fixed income capital raising revenues were $48.2 million, a 58.5% increase compared with the fourth quarter of 2018 and a 55.0% increase compared with the third quarter of 2019.
•	Advisory fee revenues were $155.3 million, a 39.8% increase compared with the fourth quarter of 2018 and a 48.2% increase compared with the third quarter of 2019.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $224.0 million, a 6.6% increase compared with the fourth quarter of 2018 and a 2.9% increase compared with the third quarter of 2019. The increase from the comparative period in 2018 is primarily attributable to the growth in fee-based accounts, as a result of market appreciation and new client assets. See Asset Management and Service Fee Break-down table.

Net Interest Income

Net interest income of $135.7 million, a 7.1% increase compared with the fourth quarter of 2018 and a 0.7% increase compared with the third quarter of 2019. See Net Interest Income Analysis table.

•	Interest income was $167.1 million, a 9.5% decrease compared with the fourth quarter of 2018 and a 6.5% decrease compared with the third quarter of 2019.
•	Interest expense was $31.4 million, a 45.7% decrease compared with the fourth quarter of 2018 and a 28.8% decrease compared with the third quarter of 2019.

Annual Review

Annual Highlights

•	Record net revenues of $3.3 billion, increased 10.3% compared with 2018.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Record net revenues in Institutional Group.
•	Record net income available to common shareholders of $431.1 million, or $5.49 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $479.6 million, or $6.10 per diluted common share.

For year ended December 31, 2019, the Company reported net income available to common shareholders of $431.1 million, or $5.49 per diluted common share on record net revenues of $3.3 billion, compared with net income available to common shareholders of $384.6 million, or $4.73 per diluted common share, on net revenues of $3.0 billion for the comparable in 2018.

For the year ended December 31, 2019, the Company reported non-GAAP net income available to common shareholders of $479.6 million, or $6.10 per diluted common share. The Company’s reported GAAP net income for the year ended December 31, 2019 was primarily impacted by merger-related expenses. Details are discussed below and in the “Non-GAAP Financial Matters” section.

Financial Highlights (Unaudited)	Year Ended
($ in 000s, except per share data)	GAAP 12/31/19	GAAP 12/31/18	% Change	Non-GAAP (1) 12/31/19	Non-GAAP (1) 12/31/18	% Change
Net revenues	$3,337,030	$3,024,881	10.3	$3,337,204	$3,024,906	10.3
Net income applicable to Stifel Financial Corp.	$448,396	$393,968	13.8	$496,955	$438,817	13.2
Preferred dividends	17,319	9,375	84.7	17,319	9,375	84.7
Net income available to common shareholders	$431,077	$384,593	12.1	$479,636	$429,442	11.7
Earnings per diluted common share	$5.71	$4.84	18.0	$6.32	$5.40	17.0
Earnings per diluted common share available to common shareholders	$5.49	$4.73	16.1	$6.10	$5.28	15.5
Compensation ratio	59.3%	58.5%		58.3%	58.0%
Non-compensation ratio	22.7%	23.8%		21.8%	22.4%
Pre-tax operating margin (3)	18.0%	17.7%		19.9%	19.6%

Brokerage Revenues

Brokerage revenues were $1.1 billion, a 6.3% increase compared with 2018.

	Year Ended
($ in 000s)	12/31/19	12/31/18	% Change
Global Wealth Management	$649,699	$638,173	1.8
Institutional brokerage:
Equity capital markets	166,577	185,960	(10.4)
Fixed income capital markets	255,969	184,977	38.4
Total institutional brokerage	422,546	370,937	13.9
Total brokerage revenues	$1,072,245	$1,009,110	6.3
•	Global Wealth Management brokerage revenues were $649.7 million, a 1.8% increase compared with 2018.
•	Institutional equity brokerage revenues were $166.6 million, a 10.4% decrease compared with 2018.
•	Institutional fixed income brokerage revenues were $256.0 million, a 38.4% increase compared with 2018.

Investment Banking Revenues

Investment banking revenues were $817.4 million, a 15.5% increase compared with 2018.

	Year Ended
($ in 000s)	12/31/19	12/31/18	% Change
Capital raising:
Global Wealth Management	37,915	31,293	21.2

Equity capital markets	204,405	213,633	(4.3)
Fixed income capital markets	127,122	91,262	39.3
Institutional Group	331,527	304,895	8.7
Total capital raising	369,442	336,188	9.9
Advisory fees (4)	447,979	371,482	20.6
Total investment banking	$817,421	$707,670	15.5
•	Global Wealth Management capital raising revenues were $37.9 million, a 21.2% increase compared with 2018.
•	Institutional equity capital raising revenues were $204.4 million, a 4.3% decrease compared with 2018.
•	Institutional fixed income capital raising revenues were $127.1 million, a 39.3% increase compared with 2018.
•	Advisory fee revenues were $448.0 million, a 20.6% increase compared with 2018.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $848.0 million, a 5.2% increase compared with 2018. The increase is primarily attributable to the growth in fee-based accounts, as a result of market appreciation and new client assets.

Net Interest Income

Net interest income of $547.0 million, a 14.8% increase compared with 2018. The increase is primarily attributable to growth of interest-earning assets and interest-bearing liabilities, as well as higher interest rates.

•	Interest income was $724.9 million, a 12.1% increase compared with 2018.
•	Interest expense was $177.9 million, a 4.6% increase compared with 2018.

Fourth Quarter & Full Year 2019

Compensation and Benefits Expenses

For the quarter ended December 31, 2019, compensation and benefits expenses were $567.0 million, which included $16.3 million of merger-related and severance expenses (non-GAAP adjustments). This compares with $448.4 million in the fourth quarter of 2018 and $486.2 million in the third quarter of 2019. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 58.3% in the fourth quarter of 2019 (non-GAAP measure).

For the year ended December 31, 2019, compensation and benefits expenses were $2.0 billion, which included $32.4 million of merger-related and severance expenses (non-GAAP adjustments), compared to $1.8 billion in 2018. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 58.3% in the year ended December 31, 2019 (non-GAAP measure).

	Three Months Ended		Year Ended
($ in 000s)	12/31/19	12/31/18	12/31/19	12/31/18
GAAP compensation and benefits	$566,981	$448,375	$1,978,116	$1,770,762
As a percentage of net revenues	60.0%	56.5%	59.3%	58.5%
Non-GAAP adjustments: (5)
Merger-related and severance	(16,304)	(4,044)	(32,367)	(17,333)
Non-GAAP compensation and benefits	$550,677	$444,331	$1,945,749	$1,753,429
As a percentage of non-GAAP net revenues	58.3%	56.0%	58.3%	58.0%

Non-Compensation Operating Expenses

For the quarter ended December 31, 2019, non-compensation operating expenses were $214.7 million, which included $15.0 million of merger-related expenses (non-GAAP adjustments). This compares with $189.1 million in the fourth quarter of 2018 and $184.7 million in the third quarter of 2019. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2019 were 21.2% (non-GAAP measure).

For the year ended December 31, 2019, non-compensation operating expenses were $759.8 million, which included $32.2 million of merger-related expenses (non-GAAP adjustments), compared with $719.8 million in 2018. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the year ended December 31, 2019 were 21.8% (non-GAAP measure).

	Three Months Ended		Year Ended
($ in 000s)	12/31/19	12/31/18	12/31/19	12/31/18
GAAP non-compensation expenses	$214,677	$189,143	$759,776	$719,757
As a percentage of net revenues	22.8%	23.8%	22.7%	23.8%
Non-GAAP adjustments: (5)
Merger-related	(14,964)	(13,670)	(28,663)	(33,862)
Litigation-related	—	(18)	(3,507)	(6,792)
	(14,964)	(13,688)	(32,170)	(40,654)
Non-GAAP non-compensation expenses	$199,713	$175,455	$727,606	$679,103
As a percentage of non-GAAP net revenues	21.2%	22.1%	21.8%	22.4%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended December 31, 2019 was 19.6%. This compares with an effective income tax rate of 26.9% for the fourth quarter of 2018 and 27.1% for the third quarter of 2019. The adjusted non-GAAP effective income tax rate for the quarter ended December 31, 2019 was 22.0%.

The GAAP effective income tax rate for the year ended December 31, 2019 was 25.0%, compared with 26.3% in 2018. The adjusted non-GAAP effective income tax rate for the year ended December 31, 2019 was 25.0%.

	Three Months Ended		Year Ended
($ in 000s)	12/31/19	12/31/18	12/31/19	12/31/18
GAAP provision for income taxes	$31,925	$41,869	$149,152	$140,394
GAAP effective tax rate	19.6%	26.9%	25.0%	26.3%
Non-GAAP adjustments: (5)
Merger-related, litigation-related, and severance	7,203	4,262	16,152	15,242
Other	3,487	(1,602)	—	(2,079)
	10,690	2,660	16,152	13,163
Non-GAAP provision for income taxes	$42,615	$44,529	$165,304	$153,557
Non-GAAP effective tax rate	22.0%	25.6%	25.0%	25.9%

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2019 financial results conference call on Thursday, January 30, 2020, at 8:00 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #8290063. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., in the United Kingdom and Europe through Stifel Nicolaus Europe Limited, and in Canada through Stifel Nicolaus Canada, Inc. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
($ in 000s, except per share amounts)	12/31/19	12/31/18	% Change	9/30/19	% Change	12/31/19	12/31/18	% Change
Revenues:
Commissions	$183,144	$167,039	9.6	$163,920	11.7	$667,494	$657,732	1.5
Principal transactions	106,408	81,460	30.6	97,847	8.7	404,751	351,378	15.2
Brokerage revenues	289,552	248,499	16.5	261,767	10.6	1,072,245	1,009,110	6.3

Advisory fees	155,331	111,089	39.8	104,847	48.2	447,979	371,482	20.6
Capital raising	121,843	90,144	35.2	93,943	29.7	369,442	336,188	9.9
Investment banking	277,174	201,233	37.7	198,790	39.4	817,421	707,670	15.5
Asset management and service fees	223,969	210,063	6.6	217,628	2.9	848,035	806,175	5.2
Other income	17,917	6,996	156.1	8,747	104.8	52,378	25,553	105.0
Operating revenues	808,612	666,791	21.3	686,932	17.7	2,790,079	2,548,508	9.5
Interest revenue	167,087	184,534	(9.5)	178,784	(6.5)	724,882	646,449	12.1
Total revenues	975,699	851,325	14.6	865,716	12.7	3,514,961	3,194,957	10.0
Interest expense	31,448	57,876	(45.7)	44,144	(28.8)	177,931	170,076	4.6
Net revenues	944,251	793,449	19.0	821,572	14.9	3,337,030	3,024,881	10.3

Non-interest expenses:
Compensation and benefits	566,981	448,375	26.5	486,160	16.6	1,978,116	1,770,762	11.7
Occupancy and equipment rental	64,327	57,158	12.5	58,649	9.7	242,893	222,384	9.2
Communication and office supplies	39,845	36,786	8.3	36,817	8.2	147,428	140,254	5.1
Commissions and floor brokerage	11,505	11,169	3.0	10,542	9.1	44,011	41,967	4.9
Provision for loan losses	4,412	5,122	(13.9)	929	374.9	9,977	18,366	(45.7)
Other operating expenses	94,588	78,908	19.9	77,721	21.7	315,467	296,786	6.3
Total non-interest expenses	781,658	637,518	22.6	670,818	16.5	2,737,892	2,490,519	9.9
Income before income taxes	162,593	155,931	4.3	150,754	7.9	599,138	534,362	12.1
Provision for income taxes	31,925	41,869	(23.8)	40,632	(21.4)	149,152	140,394	6.2
Net income	130,668	114,062	14.6	110,122	18.7	449,986	393,968	14.2
Net income/(loss) applicable to non-controlling interests	(22)	—	n/m	708	(103.1)	1,590	—	n/m
Net income applicable to Stifel Financial Corp.	130,690	114,062	14.6	109,414	19.4	448,396	393,968	13.8
Preferred dividends	4,843	2,344	106.6	4,844	n/m	17,319	9,375	84.7
Net income available to common shareholders	$125,847	$111,718	12.6	$104,570	20.3	$431,077	$384,593	12.1
Earnings per common share:
Basic	$1.79	$1.56	14.7	$1.47	21.8	$5.99	$5.36	11.8
Diluted	$1.62	$1.38	17.4	$1.34	20.9	$5.49	$4.73	16.1

Cash dividends declared per common share	$0.15	$0.12	25.0	$0.15	—	$0.60	$0.48	25.0

Weighted average number of common shares outstanding:
Basic	70,470	71,666	(1.7)	71,197	(1.0)	71,998	71,786	0.3
Diluted	77,813	80,706	(3.6)	78,144	(0.4)	78,585	81,321	(3.4)

Summary Business Segment Results (Unaudited)
	Three Months Ended					Year Ended
($ in 000s)	12/31/19	12/31/18	% Change	9/30/19	% Change	12/31/19	12/31/18	% Change
Net revenues:
Global Wealth Management	$552,945	$509,256	8.6	$534,571	3.4	$2,130,559	$1,990,319	7.0
Institutional Group	391,907	286,640	36.7	290,222	35.0	1,214,017	1,055,495	15.0
Other	(601)	(2,447)	75.4	(3,221)	81.3	(7,546)	(20,933)	64.0
Total net revenues	$944,251	$793,449	19.0	$821,572	14.9	$3,337,030	$3,024,881	10.3

Operating expenses:
Global Wealth Management	$356,650	$320,296	11.4	$331,748	7.5	$1,344,599	$1,253,316	7.3
Institutional Group	336,366	244,488	37.6	241,599	39.2	1,038,347	898,444	15.6
Other	88,642	72,734	21.9	97,471	(9.1)	354,946	338,759	4.8
Total operating expenses	$781,658	$637,518	22.6	$670,818	16.5	$2,737,892	$2,490,519	9.9

Operating contribution:
Global Wealth Management	$196,295	$188,960	3.9	$202,823	(3.2)	$785,960	$737,003	6.6
Institutional Group	55,541	42,152	31.8	48,623	14.2	175,670	157,051	11.9
Other	(89,243)	(75,181)	18.7	(100,692)	(11.4)	(362,492)	(359,692)	0.8
Income before income taxes	$162,593	$155,931	4.3	$150,754	7.9	$599,138	$534,362	12.1

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	49.7	48.5		49.0		49.1	48.6
Institutional Group	63.7	62.0		59.1		60.6	60.0
Non-compensation operating expenses
Global Wealth Management	14.8	14.4		13.1		14.0	14.4
Institutional Group	22.1	23.3		24.1		24.9	25.1
Income before income taxes
Global Wealth Management	35.5	37.1		37.9		36.9	37.0
Institutional Group	14.2	14.7		16.8		14.5	14.9
Consolidated pre-tax margin	17.2	19.7		18.3		18.0	17.7

Financial metrics (unaudited):	As of and For the Three Months Ended
($ in 000s, except percentages and per share amounts)	12/31/19	12/31/18	9/30/19
Total assets	$24,610,225	$24,519,598	$24,160,777
Total Stifel Financial shareholders' equity	3,614,791	3,167,593	3,501,715
Book value per common share (6)	$48.37	$42.62	$46.34
Return on common equity (7)	15.6%	14.9%	13.2%
Non-GAAP return on common equity (1) (7)	18.2%	16.9%	14.8%
Return on tangible common equity (8)	26.3%	24.1%	21.6%
Non-GAAP return on tangible common equity (1) (8)	30.6%	27.3%	24.2%
Tier 1 common capital ratio (9)	15.2%	16.8%	15.6%
Tier 1 risk based capital ratio (9)	17.6%	18.2%	18.1%
Tier 1 leverage capital ratio (9)	10.0%	9.3%	10.0%
Pre-tax margin on net revenues	17.2%	19.7%	18.3%
Non-GAAP pre-tax margin on net revenues (1) (2)	20.5%	21.9%	20.2%
Effective tax rate	19.6%	26.9%	27.1%
Non-GAAP effective tax rate (1)	22.0%	25.6%	26.0%

Statistical Information (unaudited):	As of and For the Three Months Ended
($ in 000s, except financial advisors and locations)	12/31/19	12/31/18	% Change	9/30/19	% Change
Financial advisors (10)	2,127	2,051	3.7	2,097	1.4
Independent contractors	95	101	(5.9)	96	(1.0)
Total financial advisors	2,222	2,152	3.3	2,193	1.3
Locations	446	404	10.4	426	4.7
Total client assets	$329,495,000	$269,862,000	22.1	$311,819,000	5.7
Fee-based client assets	$117,189,000	$90,174,000	30.0	$108,138,000	8.4
Client money market and insured product	$14,841,000	$16,109,000	(7.9)	$14,246,000	4.2
Secured client lending (11)	$3,363,450	$2,893,074	16.3	$3,299,359	1.9

	Asset Management and Service Fee Break-down (unaudited)
Asset Management and Service Fee Revenues:	Three Months Ended
($ in 000s)	12/31/19	12/31/18	% Change	9/30/19	% Change
Private Client Group (12)	$177,987	$159,775	11.4	$172,124	3.4
Asset Management	31,653	28,670	10.4	30,650	3.3
Third-party Bank Sweep Program	3,821	11,062	(65.5)	4,907	(22.1)
Other (13)	10,508	10,556	(0.5)	9,947	5.6
Total asset management and service fee revenues	$223,969	$210,063	6.6	$217,628	2.9

Fee-based Assets:	Three Months Ended
($ in millions)	12/31/19	12/31/18	% Change	9/30/19	% Change
Private Client Group (12)	$92,110	$66,097	39.4	$85,163	8.2
Asset Management	36,525	30,269	20.7	33,698	8.4
Elimination (14)	(11,446)	(6,192)	84.9	(10,723)	6.7
Total fee-based assets	$117,189	$90,174	30.0	$108,138	8.4

Individual Program Banks	$1,185	$2,569	(53.9)	$1,225	(3.3)

ROA (bps) (15)
Private Client Group (12)	83.6	89.4		85.0
Asset Management	34.7	37.9		36.4
Individual Program Banks	123.7	159.3		145.3

Consolidated Net Interest Income Analysis (Unaudited):

	Three Months Ended
	December 31, 2019			December 31, 2018			September 30, 2019
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$805.7	$3.6	1.80%	$689.1	$4.3	2.52%	$1,056.3	$5.7	2.15%
Financial instruments owned	1,074.2	5.1	1.91	1,275.9	5.8	1.81	1,157.8	5.7	1.96
Margin balances	1,291.7	11.6	3.58	1,245.0	13.2	4.24	1,308.3	13.3	4.08
Investments:
Asset-backed securities	4,511.8	38.8	3.44	4,909.1	49.2	4.01	4,367.8	42.4	3.88
Mortgage-backed securities	987.9	5.1	2.06	1,599.4	9.0	2.18	1,253.4	6.6	2.10
Corporate fixed income securities	663.7	4.8	2.89	1,143.9	8.4	2.98	743.7	5.7	3.06
State and municipal securities	27.7	0.2	2.22	72.8	0.3	2.02	34.3	0.2	2.27
Other	4.5	—	2.02	—	—	—	4.5	—	5.98
Total Investments	6,195.6	48.9	3.16	7,725.2	66.9	3.47	6,403.7	54.9	3.43
Loans:
Commercial and industrial	3,380.0	36.9	4.37	3,245.7	38.9	4.79	3,330.2	39.7	4.77
Residential real estate	3,144.9	24.0	3.06	2,844.8	21.1	2.96	3,003.8	23.2	3.08
Securities-based loans	2,064.7	18.5	3.59	1,844.9	19.3	4.18	1,959.3	19.9	4.06
Commercial real estate	386.2	5.8	6.03	322.1	4.8	5.94	377.2	5.2	5.52
Loans held for sale	335.3	4.0	4.80	236.5	2.3	3.97	209.7	1.7	3.21
Other	503.4	6.1	4.75	280.2	3.7	5.43	444.9	5.7	5.23
Total Loans	9,814.5	95.3	3.88	8,774.2	90.1	4.11	9,325.1	95.4	4.09
Other interest-bearing assets	642.4	2.6	1.59	836.5	4.2	2.00	678.7	3.8	2.19
Total interest-earning assets/interest income	19,824.1	167.1	3.37	20,545.9	184.5	3.59	19,929.9	178.8	3.59
Interest-bearing liabilities:
Short-term borrowings	31.5	0.1	1.66	58.7	0.5	3.09	21.0	0.1	2.63
Senior notes	1,016.8	11.1	4.38	1,016.0	11.0	4.38	1,016.6	11.1	4.38
Deposits	14,672.8	13.6	0.37	14,631.2	33.0	0.90	14,926.2	24.8	0.67
FHLB	513.0	2.1	1.67	994.2	4.6	1.85	270.1	1.1	1.70
Other interest-bearing liabilities	1,595.6	4.5	1.12	1,532.0	8.8	2.27	1,673.0	7.0	1.66
Total interest-bearing liabilities/interest expense	$17,829.7	$31.4	0.71%	$18,232.1	$57.9	1.27%	$17,906.9	$44.1	0.99%
Net interest income/margin		$135.7	2.74%		$126.6	2.47%		$134.7	2.70%

Stifel Bancorp, Inc. (16) Net Interest Income Analysis (Unaudited):

	Three Months Ended
	December 31, 2019			December 31, 2018			September 30, 2019
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$255.7	$1.2	1.83%	$311.3	$1.8	2.32%	$540.8	$3.2	2.36%
Investments	6,195.6	48.9	3.16	7,725.2	66.9	3.47	6,403.7	54.9	3.43
Loans	9,814.5	95.3	3.88	8,774.2	90.1	4.11	9,325.1	95.4	4.09
Other interest-bearing assets	57.4	0.5	3.77	72.9	0.8	4.16	46.7	0.4	3.04
Total interest-earning assets/interest income	$16,323.2	$145.9	3.58	$16,883.6	$159.6	3.78	$16,316.3	$153.9	3.77
Interest-bearing liabilities:
Deposits	14,672.8	13.6	0.37	14,631.2	33.0	0.90	14,926.2	24.8	0.67
FHLB	513.0	2.1	1.67	994.2	4.6	1.85	270.1	1.1	1.70
Other interest-bearing liabilities	1.6	—	7.85	21.0	0.2	3.99	1.7	0.1	6.49
Total interest-bearing liabilities/interest expense	$15,187.4	15.7	0.41%	$15,646.4	37.8	0.97%	$15,198.0	26.0	0.68%
Net interest income/margin		$130.2	3.19%		$121.8	2.89%		$127.9	3.14%

Stifel Bancorp, Inc. (16) - a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended					Year Ended
($ in 000s, except percentages)	12/31/19	12/31/18	% Change	9/30/19	% Change	12/31/19	12/31/18	% Change
Net Interest Income	$130,157	$121,790	6.9	$127,942	1.7	$520,377	$459,549	13.2
Bank loan loss provision	4,412	5,122	(13.9)	929	374.9	9,977	18,366	(45.7)
Charge-offs	220	—	n/m	56	292.9	386	14	n/m
Net Interest Margin	3.19%	2.89%	30 bps	3.14%	5 bps	3.15%	2.90%	25 bps

Financial Metrics (unaudited):	As of
($ in 000s, except percentages)	12/31/19	12/31/18	9/30/19
Total assets	$16,941,877	$17,835,917	$16,442,707
Total shareholders' equity	1,207,469	1,218,814	1,234,932
Total loans, net (includes loans held for sale)	10,013,735	8,723,172	9,367,233
Total deposits	15,332,581	15,863,613	14,836,646
Available-for-sale securities, at fair value	3,253,588	3,069,055	3,448,207
Held-to-maturity securities, at amortized cost	2,853,360	4,215,533	2,878,516
Commercial and industrial	3,438,953	3,304,234	3,315,706
Residential real estate	3,309,548	2,875,014	3,043,271
Securities-based loans	2,098,211	1,786,966	1,986,339
Commercial real estate	428,549	318,961	387,868
Loans held for sale	389,693	205,557	265,330
Stifel Bank & Trust:
Common equity tier 1 capital ratio (9)	12.1%	14.4%	13.1%
Tier 1 capital ratio (9)	12.1%	14.6%	13.1%
Total capital ratio (9)	13.3%	15.6%	14.3%
Tier 1 leverage ratio (9)	7.1%	7.1%	7.3%
Stifel Bank:
Common equity tier 1 capital ratio (9)	17.0%	12.3%	17.9%
Tier 1 capital ratio (9)	17.0%	12.3%	17.9%
Total capital ratio (9)	18.0%	13.5%	19.1%
Tier 1 leverage ratio (9)	7.1%	9.9%	7.0%

Credit Metrics:
Allowance for loan losses	$95,579	$85,833	$91,360
Allowance as a percentage of retained loans	0.98%	1.00%	0.99%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	14,748	24,455	18,031
Nonperforming assets as % of total assets	0.09%	0.14%	0.11%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
($ in 000s)	12/31/19	12/31/18	% Change	9/30/19	% Change	12/31/19	12/31/18	% Change
Revenues:
Commissions	$129,129	$117,006	10.4	$118,061	9.4	$477,401	$472,135	1.1
Principal transactions	44,871	40,325	11.3	42,056	6.7	172,298	166,038	3.8
Brokerage revenues	174,000	157,331	10.6	160,117	8.7	649,699	638,173	1.8

Asset management and service fees	223,952	210,051	6.6	217,616	2.9	847,977	806,132	5.2
Net interest	138,060	132,402	4.3	137,937	0.1	558,891	503,185	11.1
Investment banking	9,278	7,915	17.2	9,855	(5.9)	37,915	31,374	20.8
Other income	7,655	1,557	391.7	9,046	(15.4)	36,077	11,455	214.9
Net revenues	552,945	509,256	8.6	534,571	3.4	2,130,559	1,990,319	7.0
Non-interest expenses:
Compensation and benefits	274,954	246,750	11.4	261,681	5.1	1,046,429	968,102	8.1
Non-compensation operating expenses	81,696	73,546	11.1	70,067	16.6	298,170	285,214	4.5
Total non-interest expenses	356,650	320,296	11.4	331,748	7.5	1,344,599	1,253,316	7.3
Income before income taxes	$196,295	$188,960	3.9	$202,823	(3.2)	$785,960	$737,003	6.6

As a percentage of net revenues:
Compensation and benefits	49.7	48.5		49.0		49.1	48.6
Non-compensation operating expenses	14.8	14.4		13.1		14.0	14.4
Income before income taxes	35.5	37.1		37.9		36.9	37.0

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
($ in 000s)	12/31/19	12/31/18	% Change	9/30/19	% Change	12/31/19	12/31/18	% Change
Revenues:
Commissions	$54,015	$50,034	8.0	$45,859	17.8	$190,093	$185,597	2.4
Principal transactions	61,537	41,134	49.6	55,791	10.3	232,453	185,340	25.4
Brokerage revenues	115,552	91,168	26.7	101,650	13.7	422,546	370,937	13.9
Advisory fees	155,331	111,089	39.8	104,847	48.2	447,979	371,401	20.6
Capital raising	112,565	82,229	36.9	84,088	33.9	331,527	304,895	8.7
Investment banking	267,896	193,318	38.6	188,935	41.8	779,506	676,296	15.3
Other (17)	8,459	2,154	292.7	(363)	n/m	11,965	8,262	44.8
Net revenues	391,907	286,640	36.7	290,222	35.0	1,214,017	1,055,495	15.0
Non-interest expenses:
Compensation and benefits	249,574	177,782	40.4	171,534	45.5	736,298	633,297	16.3
Non-compensation operating expenses	86,792	66,706	30.1	70,065	23.9	302,049	265,147	13.9
Total non-interest expenses	336,366	244,488	37.6	241,599	39.2	1,038,347	898,444	15.6
Income before income taxes	$55,541	$42,152	31.8	$48,623	14.2	$175,670	$157,051	11.9

As a percentage of net revenues:
Compensation and benefits	63.7	62.0		59.1		60.6	60.0
Non-compensation operating expenses	22.1	23.3		24.1		24.9	25.1
Income before income taxes	14.2	14.7		16.8		14.5	14.9

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended December 31, 2019, December 31, 2018, and September 30, 2019 and the years ended December 31, 2019 and 2018. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended December 31, 2019, December 31, 2018, and September 30, 2019, and the years ended December 31, 2019 and 2018 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended			Year Ended
($ in 000s)	12/31/19	12/31/18	9/30/19	12/31/19	12/31/18
GAAP net income applicable to Stifel Financial Corp.	$130,690	$114,062	$109,414	$448,396	$393,968
Preferred dividends	4,843	2,344	4,844	17,319	9,375
Net income available to common shareholders	125,847	111,718	104,570	431,077	384,593

Non-GAAP adjustments:
Merger-related and severance (18)	31,442	17,714	14,850	61,204	51,220
Litigation-related (19)	—	18	—	3,507	6,792
Provision for income taxes (20)	(10,690)	(2,660)	(2,274)	(16,152)	(13,163)
Total non-GAAP adjustments	20,752	15,072	12,576	48,559	44,849
Non-GAAP net income available to common shareholders	$146,599	$126,790	$117,146	$479,636	$429,442

Weighted average diluted shares outstanding	77,813	80,706	78,144	78,585	81,321

GAAP earnings per diluted common share	$1.68	$1.41	$1.40	$5.71	$4.84
Non-GAAP adjustments	0.27	0.19	0.16	0.61	0.56
Non-GAAP earnings per diluted common share	$1.95	$1.60	$1.56	$6.32	$5.40

GAAP earnings per diluted common share available to common shareholders	$1.62	$1.38	$1.34	$5.49	$4.73
Non-GAAP adjustments	0.26	0.19	0.16	0.61	0.55
Non-GAAP earnings per diluted common share available to common shareholders	$1.88	$1.57	$1.50	$6.10	$5.28

Footnotes

(1)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(2)

Non-GAAP pre-tax margin for the three months ended December 31, 2019 of 20.5% is calculated by adding non-GAAP adjustments of $31.4 million to our GAAP income before income taxes of $162.6 million and dividing it by non-GAAP net revenues for the quarter of $944.4 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(3)

Non-GAAP pre-tax margin for the year ended December 31, 2019 of 19.9% is calculated by adding non-GAAP adjustments of $64.7 million to our GAAP income before income taxes of $599.1 million and dividing it by non-GAAP net revenues of $3.3 billion. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(4)	Excludes revenue included in the Other segment.
(5)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(6)	Book value per common share represents shareholders’ equity (excluding preferred stock and non-controlling interests) divided by period end common shares outstanding.
(7)

Computed by dividing annualized net income by average Stifel Financial common shareholders’ equity or, in the case of non-GAAP return on common equity, computed by dividing non-GAAP net income by average Stifel Financial common shareholders’ equity.

(8)

Computed by dividing annualized net income by average tangible shareholders' equity or, in the case of non-GAAP return on tangible common equity, computed by dividing non-GAAP net income by average tangible shareholders' equity. Tangible common shareholders' equity equals total Stifel Financial common shareholders' equity less goodwill and identifiable intangible assets.

(9)	Capital ratios are estimates at time of the Company’s earnings release.
(10)	Reflects change in the definition of producing brokers as of January 1, 2019. Prior period amounts have been restated to conform with current period presentation.
(11)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at our bank subsidiaries.
(12)	Includes Private Client Group and Trust Business.
(13)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(14)	Asset management assets managed in Private Client Group or Trust accounts.
(15)	Return on assets (ROA) is calculated based on prior period-end balances for Private Client Group, period-end balances for Asset Management, and average quarterly balances for Individual Program Banks.
(16)	Includes Stifel Bank & Trust, Stifel Bank, and Stifel Trust Company, N.A.
(17)	Includes net interest, asset management and service fees, and other income.
(18)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(19)	Primarily related to costs associated with Company’s legal matters.
(20)	See details of non-GAAP adjustments under “Provision for Income Taxes.”